EXHIBIT 11

                              Hawaiian Airlines, Inc.
              Statements Regarding Computation of Per Share Earnings
             for the Three and Six Month Periods Ended June 30, 1997
                       (in thousands, except per share data)


                                                Three                  Six
                                             Months Ended         Months Ended
                                             June 30, 1997        June 30, 1997
                                             -------------        -------------

Weighted average Common Stock shares
   outstanding...............................    40,301*             40,301*
Incremental Common Stock shares issuable
   upon exercise of outstanding warrants
   and stock options (treasury stock
   method)...................................     1,254                  --
                                                 ------             -------
Weighted average Common Stock shares and
   Common Stock share equivalents............    41,555              40,301
                                                 ------             -------
                                                 ------             -------
Income (loss) before extraordinary gain......   $ 1,203             $(1,194)
Extraordinary gain, net of income taxes......        --                  --
Net income (loss) for per share
                                                 ------             -------
   computations..............................   $ 1,203             $(1,194)
                                                 ------             -------
                                                 ------             -------
Income (loss) before extraordinary gain
   per Common Stock share....................   $  0.03             $ (0.03)
Extraordinary gain, net of income taxes,
   per Common Stock share....................        --                  --
                                                 ------             -------
Net income (loss) per Common Stock
   share.....................................   $ 0.03              $ (0.03)
                                                 ------             -------
                                                 ------             -------
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*  Includes shares reserved for issuance under the consolidated Plan of
   Reorganization dated September 21, 1993, as amended.